                                                                    EXHIBIT 4(g)

                 FORM OF WARRANT AGREEMENT FOR BRIDGE INVESTORS

                                                           SIGA BRIDGE INVESTORS

                               WARRANT AGREEMENT


     WARRANT AGREEMENT, dated as of [             ], 1997, between SIGA
PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and the persons whose names and addresses are set forth on Schedule I annexed hereto (the "Holders").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to a letter agreement of even date hereof between the Company and the Holders, Holders shall be issued an aggregate of up to 40 units of the Company's securities ("Units"), each Unit consisting of (i) a senior sub-ordinated non-negotiable promissory note in the principal amount of $25,000 (individually, a "Bridge Note" and collectively, the "Bridge Notes"), and (ii) warrants to purchase the number of shares of the Company's common stock, par value $.0001 per share ("Common Stock"; shares of Common Stock shall be referred as "Common Shares"), which equals $12,500 divided by the initial public offering price of the Common Stock (the "IPO Price"), at an exercise price equal to the IPO Price (the "Warrants").

     NOW THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Issue.  Subject to Section 4 hereof, the Company shall issue to each
         -----              ---------
Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing each such Holder with the right to purchase, at any time, from [
], 1998, until 5:30 p.m., New York time, on [            ], 2002, the number of
Common Shares listed next to the name of each such Holder on Exhibit I (the "Warrant Shares") (subject to adjustment as provided in Section 8 hereof), at an
                                                        ---------
exercise price (subject to adjustment as provided in Section 8 hereof) equal to
                                                     ---------
the IPO Price per Common Share.

     2.  Warrant Certificate.  The Warrant Certificate to be delivered pursuant
         -------------------
to this Agreement shall be in the form set forth in Exhibit X, attached hereto
                                                    ---------
and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

     3.  Exercisability of Warrants.  The Warrants shall be exercisable at any
         --------------------------
time from [         ], 1998, until 5:30 p.m., New York time, on [             ],
2002.

     4.  Number of Warrants and Exercise Price if No Initial Public Offering or
         ----------------------------------------------------------------------
in Event of Acquistion.  In the event that (i) there is no initial public
----------------------
offering of the Common Stock prior to [             ], 1997, the maturity date
of the Bridge Notes (the "Maturity Date"), or (ii) the Company is acquired by another corporation prior to the Maturity Date, whether by merger, consolidation, sale of the Company's assets or otherwise, then the number of Warrants issued with each Unit shall be 2,500 Warrants to purchase 2,500 shares of Common Stock, and the exercise price shall be $5.00 per share.

     5.  Procedure for Exercise of Warrants.
         ----------------------------------

     5.1  Cash Exercise.  The Warrants are exercisable at an aggregate initial
          -------------
exercise price per Common Share set forth in Section 8 hereof payable by
                                             ---------
certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices in New York (presently located at 666 Third Avenue, 30th Floor, New York, NY 10017) the registered holder of a Warrant Certificate (individually a "Holder" and sometimes collectively the "Holders") shall be entitled to receive a certificate for the Warrant Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Common Shares underlying the Warrants). In the case of the purchase of less than all the Warrant Shares purchasable under the Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

     5.2  Cashless Exercise.  In addition to the exercise of all or a portion of
          -----------------
the Warrants by the payment of the Exercise Price in cash or check as set forth in Section 5.1 above, and in lieu of any such payment, the Holder has the right
   -----------
to exercise the Warrants, in full or in part, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed, in exchange for the number of Common Shares equal to the product of (x) the number of Common Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price of the Common Shares (as defined below) less the Exercise Price then in effect and the denominator of which is the Current Market Price.

     6.   Issuance of Certificate.  Upon the exercise of the Warrants, the
          -----------------------
issuance of a certificate for Warrant Shares (or Other Securities) shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in
                     ----------     -
such names as may be directed by, the Holder thereof; provided, however, that
                                                      --------  -------
the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificate and the certificate representing the Warrant Shares (or Other Securities) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     7.  Transfer of Warrants.  The Holder of the Warrant Certificate, by its
         --------------------
acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

     8.   Exercise Price.
          --------------

     8.1  Initial and Adjusted Exercise Price.  Except as otherwise provided in
          -----------------------------------
Section 8 hereof, the initial exercise price of each Warrant shall be the price
---------
set forth in Section 1 hereof per Warrant Shares issued thereunder.  The
             ---------
adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 10 hereof.
                  ----------

     8.2  Exercise Price.  The term "Exercise Price" herein shall mean the
          --------------
initial exercise price or the adjusted exercise price, depending upon the context.

     9.   Registration Under the Securities Act of 1933.  The Warrants, the
          ---------------------------------------------
Warrant Shares and any of the Other Securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in whole or in part, of the Warrants, a certificate representing the Warrant Shares underlying the Warrants, and any of the Other Securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend unless such Warrant Shares previously have been registered under the Act in accordance with the terms hereof:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     10.  Adjustments to Exercise Price and Number of Securities.  The Exercise
          ------------------------------------------------------
Price and, in some cases, the number of Warrant Shares purchasable upon the exercise of the Warrants, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 10.
                                                             ----------

     10.1  Subdivision or Combination of Common Shares and Common Share
           ------------------------------------------------------------
Dividend. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of Common Shares or declare a dividend upon its Common Shares payable solely in Common Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

     10.2  Notice of Adjustment.  Promptly after adjustment of the Exercise
           --------------------
Price or any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state (i) the effective date of the adjustment and the Exercise Price resulting from such adjustment and (ii) the increase or decrease, if any, in the number of Common Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     10.3  Other Notices.  If at any time:
           -------------

          (a) the Company shall declare any cash dividend upon its Common
Shares;

          (b) the Company shall declare any dividend upon its Common Shares payable in securities (other than a dividend payable solely in Common Shares) or make any special dividend or other distribution to the holders of its Common Shares;

          (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and
(iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 15 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Shares shall be entitled thereto. Any notice given in accordance with clause
(iii) above shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 10.1 and 10.4, the
                                                   ----------------------
Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Shares in such event.

     10.4  Changes in Common Shares.  In case at any time the Company shall be a
           ------------------------
party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Shares) in which the previously outstanding Common Shares shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Shares issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a holder of an Common Share upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 10.4 shall
                                                           ------------
similarly apply to successive Transactions.

     11.  Exchange and Replacement of Warrant Certificate.  The Warrant
          -----------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     12.  Elimination of Fractional Interests.  The Company shall not be
          -----------------------------------
required to issue certificates representing fractions of Common Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares or Other Securities.

     13.  Reservation of Securities.  The Company shall at all times reserve and
          -------------------------
keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares or Other Securities as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Common Shares or Other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any holder of Common Shares.

     14.  Notices to Warrant Holder.  Except as otherwise provided in Section
          -------------------------                                   -------
10.4, nothing contained in this Agreement shall be construed as conferring upon
----
the Holder by virtue of his holding the Warrant the right to vote or to consent or to receive notice as a holder of an Common Share in respect of any meetings of such holders for the election of directors or any other matter, or as having any rights whatsoever as such a holder of the Company.

     15.  Notices.
          -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 5 hereof or
                                                             ---------
     to such other address as the Company may designate by notice to the Holder.

     16.  Supplements and Amendments.  The Company and Holder may from time to
          --------------------------
time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

     17.  Successors.  All the covenants and provisions of this Agreement shall
          ----------
be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder. Any reference herein to the "Company" shall include any corporation which is a successor to the limited liability company structure currently used by the Company.

     18.  Termination.  This Agreement shall terminate at the close of business
          -----------
on the tenth anniversary of the issuance of the Warrants.

     19.  Governing Law.  This Agreement and the Warrant Certificate issued
          -------------
hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

     20.  Entire Agreement; Modification.  This Agreement contains the entire
          ------------------------------
understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     21.  Severability.  If any provision of this Agreement shall be held to be
          ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     22.  Captions.  The caption headings of the Sections of this Agreement are
          --------
for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     23.  Benefits of this Agreement.  Nothing in this Agreement shall be
          --------------------------
construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder.

     24.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.


                                         Very truly yours,

                                         SIGA PHARMACEUTICALS, INC.



                                         By:__________________________
                                              Authorized Officer
ACCEPTED AND AGREED TO:

INVESTOR:

____________________________________
     Name:
     Address:
NO. OF UNITS OF SUBSCRIPTION:________

                                                                       EXHIBIT X
                                                                              TO
                                                               WARRANT AGREEMENT

                         [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                    EXERCISABLE FROM [               ], 1998
                                     UNTIL
                5:30 P.M., NEW YORK TIME, [              ], 2002

No. W-SIGA-97-[   ]                                         [         ] Warrants


                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that [NAME OF INVESTOR] or his/her
registered assigns ("Holder"), is the registered holder of [          ] Warrants
to purchase initially at any time from [                  ], 1998, until 5:30
p.m. New York time on [                ], 2002 ("Expiration Date"), up to [
    ] fully-paid and non-assessable shares of common stock, par value $.0001 per share ("Common Shares") of SIGA PHARMACEUTICALS INC., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain
events (the "Exercise Price"), equal to [$     ] per Common Share upon surrender
of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of the date hereof between the Company and Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company, unless exercise is made pursuant to Section 5.2 of
                                                                 -----------
the Warrant Agreement.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (the word "Holder" meaning the registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated as of [              ], 1997


               SIGA PHARMACEUTICALS, INC.



               By:________________________________________________________
                     Authorized Officer

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________________ Common Shares and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of SIGA PHARMACEUTICALS, INC. in the amount of $______, all in accordance with the
terms of Section 5 of the Warrant Agreement dated as of [          ], 1997
between SIGA PHARMACEUTICALS, INC. and the undersigned (or its assignor). The undersigned requests that a certificate for such securities be registered in the name of

_____________ whose address is ______________________ and that such Certificate be delivered to ______________________ whose address is ______________.

Dated:
                    Signature
                              --------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                    -----------------------------------------------------------
                    (Insert Social Security or Other Identifying Number of
                    Holder)

                              [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                    Signature:
      ------------------            -------------------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                        -------------------------------------------------------
                        (Insert Social Security or Other Identifying Number of Assignee)

                                                      SIGA PHARMACEUTICALS, INC.
                                                                      SCHEDULE I

Name of Investor            Address                    Aggregate Amount Invested
----------------            -------                    -------------------------

                                     E-162